Exhibit 10.1


                              Willis Partners Plan
                              --------------------

                                OPTION AGREEMENT
                                ----------------

     THIS AGREEMENT, effective as of May 6, 2008 is made by and between Willis Group Holdings Limited, hereinafter referred to as the "Company" and the individual (the "Optionee") who has duly completed, executed and delivered the Option Acceptance Form, a copy of which is set out in Schedule A attached hereto and deemed to be a part hereof and, if applicable, the Agreement of Restrictive Covenants and Other Obligations, a copy of which is set out in Schedule B attached hereto and deemed to be a part hereof.

     WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

     WHEREAS, the Board (as hereinafter defined) has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Option (as hereinafter defined) provided for herein to Optionee as an incentive for increased efforts on the part of Optionee during Optionee's employment with the Company or its subsidiaries, and has advised the Company thereof and instructed the undersigned officer to grant said Option.

     NOW, THEREFORE, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

Section 1.1 - Adjusted Earnings Per Share
-----------------------------------------

     "Adjusted Earnings Per Share" shall mean the adjusted earnings per share as stated by the Company in its annual financial results as published by the New York Stock Exchange.

Section 1.2 - Adjusted Operating Margin
---------------------------------------

     "Adjusted Operating Margin" shall mean the adjusted operating margin as stated by the Company in its annual financial results as published by the New York Stock Exchange.

Section 1.3 - Board
-------------------

     "Board" shall mean the Board of Directors of the Company.

Section 1.4 - Cause
-------------------

     "Cause" shall mean (i) Optionee's continued and/or chronic failure to adequately and/or competently perform his or her material duties with respect to the Company or its subsidiaries after having been provided reasonable notice of such failure and a period of at least ten days after Optionee's receipt of such notice to cure and/or correct such performance failure, (ii) willful misconduct by Optionee in connection with Optionee's employment which is injurious to the Company or its subsidiaries (willful misconduct shall be understood to include, but not be limited to, any breach of the duty of loyalty owed by Optionee to the Company or its subsidiaries), (iii) conviction of any criminal act (other than minor road traffic violations not involving imprisonment), (iv) any breach of Optionee's restrictive covenants as provided in this Agreement (if applicable), in Optionee's employment agreement (if any), or any other non-compete agreement and/or confidentiality agreement entered into between Optionee and the Company or any of its subsidiaries (other than an insubstantial, inadvertent and non-recurring breach), or (v) any material violation of any written Company policy after reasonable notice and an opportunity to cure such violation within ten (10) days after Optionee's receipt of such notice.

Section 1.5 - Committee
-----------------------

     "Committee" means the Compensation Committee of the Board (or if no such committee is appointed, the Board provided that a majority of the Board are "independent directors" for the purpose of the rules and regulations of the New York Stock Exchange).

Section 1.6 - Earned Date
-------------------------

     "Earned Date" shall mean the date that the annual financial results of the Company are published by the New York Stock Exchange.

Section 1.7 - Earned Performance Shares
---------------------------------------

     "Earned Performance Shares" shall mean shares subject to the Option in respect of which the applicable performance conditions, as set out in section 3.1, have been achieved and shall become exercisable as set out in section 3.2.

Section 1.8 - Good Reason
-------------------------

     "Good Reason" shall mean (i) a reduction in Optionee's base salary or a material adverse reduction in Optionee's benefits other than (a) in the case of base salary, a reduction that is offset by an increase in Optionee's bonus opportunity upon the attainment of reasonable performance targets established by the Board, (b) a general reduction in the compensation or benefits of, or a shift in the general compensation or benefits schemes affecting, a broad group of employees of the Company or any of its subsidiaries, or (c) in the case of base salary, a reduction which is imposed in accordance with normal administration and application of a producer compensation plan, if applicable to Optionee, (ii) a material adverse reduction in Optionee's principal duties and responsibilities, which continues beyond ten days after written notice by Optionee to the Company or the applicable Subsidiary of such reduction or (iii) a significant transfer of Optionee away from Optionee's primary service area or primary workplace, other than as permitted by Optionee's existing service contracts; provided, however, that Optionee shall have a period of ten days following any of the foregoing occurrences or the last event in a series of events which culminate in providing the basis for such notice during which such Optionee may claim that a basis for a Good Reason termination by Optionee has occurred.

Section 1.9 - Grant Date
------------------------

     "Grant Date" shall be May 6, 2008.

Section 1.10 - Option
---------------------

     "Option" shall mean the option to purchase common shares of the Company granted in accordance with this Agreement.

Section 1.11 - Option Exercise Price
------------------------------------

     "Option Exercise Price" shall mean the exercise price of the common shares of the Company covered by the Option, as set forth in Section 2.2 of this Agreement.

Section 1.12 - Permanent Disability
-----------------------------------

     Optionee shall be deemed to have a "Permanent Disability" if Optionee meets the requirements of the definition of such term, or of an equivalent term, as defined in the Company's or Subsidiary's long-term disability plan applicable to Optionee or, if no such plan is applicable, in the event Optionee is unable by reason of physical or mental illness or other similar disability, to perform the material duties and responsibilities of his job for a period of 180 consecutive business days out of 270 business days.

Section 1.13 - Plan
-------------------

     "Plan" shall mean the Willis Group Holdings Limited 2008 Share Purchase and Option Plan, as amended from time to time.

Section 1.14 - Pronouns
-----------------------

     The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.15 - Secretary
------------------------

     "Secretary" shall mean the Secretary of the Company.

Section 1.16 - Shares or Common Shares
--------------------------------------

     "Shares" or "Common Shares" means common shares of the Company which may be authorised but unissued.

Section 1.17 - Subsidiary
-------------------------

     "Subsidiary" shall mean a direct and/or indirect subsidiary of the Company as well as any associate company which is designated by the Company as being eligible for participation in the Plan.

                                   ARTICLE II

                                GRANT OF OPTIONS
                                ----------------


Section 2.1 - Grant of Options
------------------------------

     On and as of the Grant Date the Company grants to Optionee an Option to purchase any part or all of an aggregate number of Shares, as stated in Schedule A to this Agreement, upon the terms and conditions set forth in this Agreement. In circumstances where Optionee is required to enter into the Restrictive Covenant agreement set forth in Schedule B, Optionee agrees that the grant of an Option pursuant to this Agreement is sufficient consideration for Optionee entering into such agreement.

     Optionee acknowledges and agrees that the Company may provide grants of an Option and/or Shares pursuant to this Plan in lieu of any grants the Company is obligated to make under any pre-existing plans, agreements or letters and that such grants when made pursuant to this Plan shall fully discharge the Company's obligations to make any such grant under any pre-existing plan, agreement or letter.

Section 2.2 - Exercise Price
----------------------------

     Subject to Section 2.4, the exercise price of each Share subject to the Option shall be as stated in Schedule A to this Agreement.

Section 2.3 - Employment Rights
-------------------------------

     Subject to the terms of the Agreement of Restrictive Covenants and Other Obligations where applicable, the rights and obligations of Optionee under the terms of his office or employment with the Company or any Subsidiary shall not be affected by his participation in this Plan or any right which he may have to participate in it and Optionee hereby waives any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option as a result of such termination.

Section 2.4 - Adjustments in Options Pursuant to Merger, Consolidation, etc.
----------------------------------------------------------------------------

     Subject to Section 10 of the Plan, in the event that the outstanding Shares subject to an Option are, from time to time, changed into or exchanged for a different number or kind of Shares or other securities, by reason of a recapitalization, reclassification, stock split, stock dividend, spin-off, stock combination, Change of Control (as defined in the Plan), merger or other similar event, the Board shall make an appropriate and equitable adjustment in the number and kind of Shares and/or the amount of consideration as to which or for which, as the case may be, such Option, and/or portions thereof then unexercised, shall be exercisable. Any such adjustment made by the Board shall be final and binding upon Optionee, the Company and all other interested persons.

Section 2.5 - Employer Costs
----------------------------

     In the case of Optionees who are U.K. residents, the grant of this Option shall be conditional upon the execution of a joint election with his employing company to accept the liability for employer's National Insurance arising on exercise, sale or release of the Option. In the case of Optionees resident in any other country (excluding the USA), such Optionee agrees that if his employing company incurs any social security or payroll costs or taxes on exercise, sale or release of the Option he shall, if requested, reimburse the employing company in respect thereof.


                                  ARTICLE III

                            PERIOD OF EXERCISABILITY
                            ------------------------

Section 3.1 - Commencement of Earning
-------------------------------------

3.1(a) Subject to 3.1(b), the Shares subject to Option shall become Earned Performance Shares subject to the Participant being in the employment of the Company or any Subsidiary at each respective date and provided the performance conditions applicable are achieved.

     (b) The performance conditions are:

     (i) One-sixth of the Shares subject to the Option shall become Earned Performance Shares with effect from the Earned Date in respect of the year ending December 31, 2008 if in respect of 2008 the Company achieves an Adjusted Earnings Per Share of not less than $2.85 and further one-sixth of the Shares subject to the Option shall become Earned Performance Shares if in respect of 2008 the Company achieves an Adjusted Operating Margin of not less than 24%. Shares that are eligible to become Earned Performance Shares by virtue of this sub-section shall be referred to as "2008 Performance Shares";

     (ii)One-sixth of the Shares subject to the Option shall become Earned Performance Shares with effect from the Earned Date in respect of the year ending December 31, 2009 if in respect of 2009 the Company achieves an Adjusted Earnings Per Share of not less than $3.30 and further one-sixth of the Shares subject to the Option shall become Earned Performance Shares if in respect of 2009 the Company achieves an Adjusted Operating Margin of not less than 26%. Shares that are eligible to become Earned Performance Shares by virtue of this sub-section shall be known as "2009 Performance Shares";

     (iii) One-sixth of the Shares subject to the Option shall become Earned Performance Shares with effect from the Earned Date in respect of the year ended December 31, 2010 if in respect of 2010 the Company achieves an Adjusted Earnings Per Share of not less than $4.00 and further one-sixth of the Shares subject to the Option shall become Earned Performance Shares if in respect of 2010 the Company achieves an Adjusted Operating Margin of not less than 28%. Shares that are eligible to become Earned Performance Shares by virtue of this sub-section shall be referred to as "2010 Performance Shares";

     (iv)The 2008 and 2009 Performance Shares that are subject to the achievement of an Adjusted Earnings Per Share target and have not become Earned Performance Shares in accordance with sub-sections (b)(i) and (b)(ii) above will become Earned Performance Shares with effect from the Earned Date in respect of the year ending December 31, 2010 if the Adjusted Earnings Per Share target for 2010 of not less than $4.00 is achieved.

     (v) The 2008 and 2009 Performance Shares that are subject to the achievement of an Adjusted Operating Margin target and have not become Earned Performance Shares in accordance with sub-sections (b)(i) and (b)(ii) above will become Earned Performance Shares with effect from the Earned Date in respect of the year ending December 31, 2010 if the Adjusted Operating Margin target for 2010 of not less than 28% is achieved.

     (c) All Shares subject to an Option that do not become Earned Performance Shares in accordance with sub-sections 3.1 (b)(i) to (b)(v) shall be forfeited as from the Earned Date in 2010.

Section 3.2 - Commencement of Vesting and Exercisability
--------------------------------------------------------

     (a) The Earned Performance Shares shall vest and become exercisable as follows:

         -------------------------------------- --------------------------------
                                                Percentage of Earned Performance
                                                Shares
         -------------------------------------- --------------------------------

         Third anniversary of date of grant                         50%

                                                                    25%
         Fourth anniversary of date of grant
                                                                    25%
         Fifth anniversary of date of grant
         -------------------------------------- --------------------------------


     (b) In the event of a termination of Optionee's employment as a result of Death or Permanent Disability, then (i) the Earned Performance Shares and the Option in respect thereof shall become immediately exercisable with respect to all Common Shares underlying such Option as set forth in Section 3.3 (b)(ii) and
(ii) any portion of the Option which then has not become an Earned Performance Share shall immediately terminate and will at no time be exercisable.

     (c) In the event of a termination of Optionee's employment for any reason other than Death or Permanent Disability, then (i) the Earned Performance Shares that have vested and become exercisable and the Option in respect thereof shall remain exercisable as set forth in Section 3.3 (b)(iii) or 3.3 (b)(iv) below and
(ii) the Option over Earned Performance Shares that have not yet vested shall immediately terminate and will at no time become exercisable, except that the Board may, for termination of employment for reasons other than Cause, determine in its discretion that the Option over Earned Performance Shares that have not yet vested and become exercisable, shall become exercisable.

     (d) In the event of a termination of Optionee's employment for any reason other than set out in (b) and (c) above and subject to section 3.3 all Options will lapse with effect from that date of termination.

Section 3.3 - Expiration of Options
-----------------------------------

     (a)  The Option shall immediately lapse upon:

         (i) Termination of Optionee's employment, subject to, and except as otherwise specified within, the terms and conditions of Section 3.2 above; or

         (ii) Optionee's failure to execute the Agreement for Restrictive Covenants, if applicable, and Other Obligations pursuant to Article V below within 45 days of the Grant Date; or

         (iii) Optionee's failure to execute the form of joint election with his employing company as described in Section 2.5 above within 45 days of the Grant Date; or

         (iv) Optionee's failure to execute and deliver the Option Acceptance Form within 45 days of the Grant Date.

     (b) The Option over Earned Performance Shares that have become vested and exercisable in accordance with Section 3.2 will cease to be exercisable by Optionee upon the first to occur of the following events:

         (i) The seventh anniversary of the Grant Date; or

         (ii) The first anniversary of the date of Optionee's termination of employment by reason of Death or Permanent Disability; or

         (iii) Ninety days after the date of any termination of Optionee's employment by the Company for Cause or by Optionee without Good Reason; or

         (iv) Ninety days after the date of termination of Optionee's employment other than as set forth in Section 3.2(b) or (c), above or where the Board has exercised its discretion in accordance with Section 3.2(c)(ii), the period shall be six calendar months after the date of termination;

         (v) If the Board so determines pursuant to Section 10 of the Plan, the effective date of a Change of Control, merger, amalgamation pursuant to Bermuda law, or other consolidation of the Company or group of companies collectively known as Willis Group, or other similar event, as provided in the Plan, so long as Optionee has a reasonable opportunity to exercise his Options prior to such effective date.

                                   ARTICLE IV

                               EXERCISE OF OPTION
                               ------------------

Section 4.1 - Person Eligible to Exercise
-----------------------------------------

     During the lifetime of Optionee, only he may exercise an Option or any portion thereof. After the death of Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under Optionee's will or under then applicable laws of inheritance.

Section 4.2 - Partial Exercise
------------------------------

     Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that any partial exercise shall be for whole Shares only.

Section 4.3 - Manner of Exercise
--------------------------------

     An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

     (a) Notice in writing signed by Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Board and made available to Optionee (or such other person then entitled to exercise the Option);

     (b) Full payment (in cash, by cheque, electronic transfer, by way of a cashless exercise as approved by the Company, by way of surrender of Shares to the Company or by a combination thereof) for the Shares with respect to which such Option or portion thereof is exercised;

     (c) Full payment to the Company or any Subsidiary ("Group Member") by which Optionee is employed, of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

     (d) In a case where any Group Member is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which Optionee is liable by virtue of the exercise of the Option and/or for any social security contributions recoverable from the person in question (together, the "Tax Liability"), Optionee has either:

         (i) made full payment to the Group Member of an amount equal to the Tax Liability, or

         (ii) entered into arrangements acceptable to that or another Group Member to secure that such a payment is made (whether by authorizing the sale of some or all of the Shares on his behalf and the payment to the Group Member of the relevant amount out of the proceeds of sale);

     (e) In the event the Option or any portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Optionee, appropriate proof of the right of such person or persons to exercise the Option.

     Without limiting the generality of the foregoing, the Board may in the case of U.S. resident employees of the Company or any Subsidiary require an opinion of counsel reasonably acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders in the U.S. covering such Shares.

Section 4.4 - Conditions to Issuance of Share Certificates
----------------------------------------------------------

     The Shares deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares held by any other person. Such Shares shall be fully paid. The Company shall not be required to issue or deliver any certificate or certificates for Shares granted upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The obtaining of approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable; and

     (b) The lapse of such reasonable period of time following the exercise of the Option as the Board may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Shareholder
-----------------------------------

     The holder of an Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares that may be received upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                    ARTICLE V

            AGREEMENT OF RESTRICTIVE COVENANTS AND OTHER OBLIGATIONS
            --------------------------------------------------------

Section 5 - Restrictive Covenants and Other Obligations
-------------------------------------------------------

     In consideration of the grant of an Option, Optionee shall enter into the Agreement of Restrictive Covenants and Other Obligations, a copy of which is attached hereto as Schedule B. In the event Optionee does not sign and return the Agreement of Restrictive Covenants and Other Obligations within 45 days of the Grant Date the Options shall lapse pursuant to section 3.3(a)(ii). If no such agreement is required, Schedule B shall state none or not applicable.

                                   ARTICLE VI

                                  MISCELLANEOUS

Section 6.1 - Administration
----------------------------

     The Board shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon Optionee, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Board under the Plan and this Agreement.

Section 6.2 - Options Not Transferable
--------------------------------------

     Neither the Options nor any interest or right therein or part thereof shall be subject to the debts, contracts or engagements of Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6.2 shall not prevent transfers made solely for estate planning purposes or under a will or by the applicable laws of inheritance.

Section 6.3 - Binding Effect
----------------------------

     The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

Section 6.4 - Notices
---------------------

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at the following address:

         Willis Group Holdings Limited
         c/o Willis Group Limited
         51 Lime Street
         London England EC3M 7DQ
         Attention: Company Secretary

and any notice to be given to Optionee shall be at the address set forth in the Option Acceptance Form.

     By a notice given pursuant to this Section 6.4, either party may hereafter designate a different address for notices to be given to him. Any notice that is required to be given to Optionee shall, if Optionee is then deceased, be given to Optionee's personal representatives if such representatives have previously informed the Company of their status and address by written notice under this
Section 6.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or the United Kingdom's Post Office or in the case of a notice given by an Optionee resident outside the United States of America or the United Kingdom, with a recognized international courier service.

Section 6.5 - Titles
--------------------

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 6.6 - Applicability of Plan
-----------------------------------

     The Options shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Options. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Section 6.7 - Amendment
-----------------------

     This Agreement may be amended only by a document executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 6.8 - Governing Law
---------------------------

     This Agreement shall be governed by, and construed in accordance with the laws of Bermuda; provided, however, that the Agreement of Restrictive Covenants and Other Obligations, if applicable, shall be governed by and construed in accordance with the laws specified in that agreement.

Section 6.9 - Jurisdiction
--------------------------

The courts of Bermuda shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Agreement and, for such purposes, the parties hereto irrevocably submit to the jurisdiction of such courts; provided, however, where applicable, that with respect to the Agreement of Restrictive Covenants and Other Obligations the courts specified in such agreement shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with that agreement.

Section 6.10 - Counterparts
---------------------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF the Company and Optionee have each executed this Agreement.


                                        WILLIS GROUP HOLDINGS LIMITED


                                        By: /s/ Michael P Chitty
                                            --------------------
                                        Name:   Michael P Chitty
                                        Title:  Company Secretary